Exhibit 99.1

News Release	Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400 New Orleans, Louisiana 70170 (504) 569-1875

EPL Provides Operations Update and Revised Third Quarter 2006 Guidance

NEW ORLEANS, October 2, 2006 (BUSINESS WIRE) -- Energy Partners, Ltd. (“EPL” or “the Company”) (NYSE:EPL) today provided an update on drilling operations, including recent exploratory results and current operations and revised guidance for the third quarter. The Company announced two exploratory successes, one on the Shelf and one onshore. For the year to date, the Company has drilled fourteen discoveries out of nineteen exploratory tests in the Gulf of Mexico and onshore in the Gulf Coast region, including two discoveries in the deepwater Gulf of Mexico, for a success rate of 74% to date. The Company also lowered third quarter production guidance to 25,000 to 26,000 barrels of oil equivalent (Boe) per day primarily as a result of equipment delays and mechanical issues associated with production coming on line which have since been resolved. The Company expects production to ramp up to be in the range of 30,000 Boe per day within the next ten days. The Company also provided revised guidance on expenses.

Shelf

At East Cameron 109, the #5 well was drilled to a total depth of 13,092 feet and encountered approximately 85 feet of apparent high quality natural gas pay in a single interval. The #5 well, which was a moderate risk, moderate potential well, is expected to be on line in early fourth quarter of 2006. EPL, the operator, holds a 75% working interest in the well and Callon Petroleum Company (NYSE: CPE) holds the remaining 25%. The Company is scheduled to drill an additional well on the block before the end of this year.

The Company is currently drilling a moderate risk, moderate potential exploratory well at Vermillion 101 with plans to commence five more exploratory tests before the end of year, including a moderate risk, high potential deepwater exploration well in Mississippi Canyon 292, called Raton South.

Onshore

Onshore in south Louisiana, the Company drilled a successful exploratory test at the Lakeside prospect in Cameron Parish. This high risk, high potential well drilled to 12,553 feet, encountering apparent natural gas pay in two intervals that were secured by running casing. The well drilled deeper in an attempt to test two additional targets, but after logging the first interval, which was unproductive, the attempt to continue drilling to the second target was aborted due to adverse hole conditions. The Company is evaluating a future well to test the highest potential target interval not tested by the first well. The Company expects to recognize approximately $3.6 million in exploration expense in the third quarter of 2006 attributable to the abandoned deeper section of the well. The well is currently being completed in the lower of the two intervals discovered and will commence production by early fourth quarter 2006. EPL, the operator, holds a 45% working interest in the well, Neumin Production Company holds a 30% working interest, and Mandalay Oil & Gas

L.L.C. holds a 25% working interest. This well marks the fifteenth exploratory success of twenty tests for the Company onshore in south Louisiana since the program began in early 2005.

The Company is currently drilling the moderate risk, moderate potential Four Rivers prospect in Cameron Parish with plans to commence one additional high risk, high potential well, the Barracuda prospect, before the end of 2006.

Revised Guidance

For the third quarter of 2006, the Company said it expects production to average between 25,000 and 26,000 Boe per day, lower than previously anticipated, primarily due to mechanical problems delaying the production of two wells in the South Timbalier 41/42 field area, mechanical problems coupled with construction crew and equipment delays at South Timbalier 26, and additional equipment delays affecting new production from Eugene Island 277. While these delays impacted the third quarter, the Company expects production to be in the range of 30,000 Boe per day within the next ten days. EPL said it will provide guidance for the balance of 2006 during its third quarter conference call in early November.

In regard to expenses, lease operating expense for the quarter is now projected to be in the range of $6.75 to $7.75 per Boe, primarily due to increased service related costs for maintenance, labor, and transportation, storm related expenses not covered by insurance, non-routine workover expenses associated with one well intervention, and the impact of reduced production volumes. Exploration costs are estimated to fall to $12.0 to $16.0 million for the third quarter due to the continuing success of EPL’s 2006 exploratory drilling program. General and Administrative expenses are expected to be in the range of $19.0 to $22.0 million during the third quarter due to significant additional legal and financial advisory costs associated with the unsolicited conditional offer by ATS Inc., a wholly-owned subsidiary of Woodside Petroleum, Ltd. to acquire EPL.

Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company’s operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the Gulf of Mexico.

Forward Looking Statements & Additional Information

This press release contains forward-looking information regarding EPL that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that EPL expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

• completion of the proposed merger,
• effective integration of the two companies,
• reserve and production estimates,
• oil and gas prices,
• the impact of derivative positions,

• production expense estimates,
• cash flow estimates,
• future financial performance,
• planned capital expenditures, and
• other matters that are discussed in EPL’s filings with the Securities and Exchange Commission (SEC).

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL’s filings with the SEC, including Form 10-K for the year ended December 31, 2005, and Form 10-Q for the quarter ended June 30, 2006, for a discussion of these risks.

EPL HAS FILED A PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING EPL’S PROPOSED ACQUISITION OF STONE.

The documents filed with the SEC by EPL may be obtained free of charge from EPL’s website at www.eplweb.com or by directing a request to: Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.

EPL and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of EPL in favor of the acquisition. Information about the executive officers and directors of EPL and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available.

Contacts

Investors:

T.J. Thom (504-799-4830) / Al Petrie (504-799-1953)
Energy Partners, Ltd.

Media:

Eden Abrahams / Steve Frankel (212-355-4449)
Joele Frank, Wilkinson Brimmer Katcher

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